Exhibit 99.1

Cardo Medical, Inc. and Arthrex, Inc. Announce Signing Definitive Agreement for the Sale of All of the Assets of Cardo Medical, Inc.’s Joint Arthroplasty Division

 Los Angeles, California and Naples, Florida, January 25, 2011 /PRNewswire— Cardo Medical, Inc. (OTC Bulletin Board: CDOM), an orthopedic medical device company based in Los Angeles, California, its wholly-owned subsidiary, Cardo Medical, LLC (Cardo Medical, Inc. and Cardo Medical, LLC are collectively referred to as “Cardo”), and Arthrex, Inc. (“Arthrex”), a leading provider of sports medicine product development and educational services for orthopedic surgeons based in Naples, Florida, announced today that they signed an asset purchase agreement (the “Asset Purchase Agreement”) dated as of January 24, 2011 to sell all of Cardo’s joint arthroplasty division, which comprise all of its hip and knee assets, to Arthrex. Cardo will file a Current Report on Form 8-K with the Securities and Exchange Commission within the next four business days.

Cardo plans to continue as a public company with its shares of common stock continuing to trade on the OTC Bulletin Board.  Cardo is continuing to explore other strategic alternatives for its Spine division.

Cardo’s and Arthrex’s Board of Directors have approved and adopted the Asset Purchase Agreement and the transaction contemplated thereby. A majority of Cardo’s stockholders have approved and adopted the Asset Purchase Agreement and the transactions contemplated thereby. Cardo will mail to its stockholders an information statement describing the terms of the written consent and the asset sale transaction, which mailing will occur only after the information statement has been filed and cleared with the SEC staff.  The closing of the asset sale transaction will be subject to certain closing conditions, including that at least 20 calendar days have passed since Cardo mailed the definitive information statement to its stockholders.

Dr. Andrew Brooks commented, “Arthrex is a global leader in sports medicine which stands at the pinnacle of innovation for our industry.  We look forward to seeing Cardo’s innovative arthroplasty products introduced to surgeons around the world through the extensive global distribution network Arthrex has built.”

Reinhold Schmieding, Founder and Chief Executive Officer of Arthrex commented “The reconstructive joint products developed by the talented Cardo Medical team will be an exciting addition to our existing sports medicine portfolio. We are thrilled to be enhancing our own capabilities for expanding the continuum of treatment for the orthopedic and sports medicine patient”

Inverness Advisors, a division of KEMA Partners LLC, acted as exclusive financial advisor to Cardo Medical in this transaction.

 About Cardo Medical, Inc.

 Cardo Medical, Inc. (OTCBB: CDOM) is an orthopedic medical device company specializing in designing, developing and marketing high performance reconstructive joint devices and spinal surgical devices. Reconstructive joint devices are used to replace knee, hip and other joints that have deteriorated through disease or injury. Spinal surgical devices involve products to stabilize the spine for fusion and reconstructive procedures. Within these areas, we are focused on developing surgical devices, instrumentation and techniques that will enable surgeons to move what are typically inpatient surgical procedures to the outpatient world. We commercialize our reconstructive joint devices through our Reconstructive division and our spine devices through our Spine division. We are committed to exceeding the standards by which any device company is judged. Please visit our website at www.cardomedical.com for more information on our complete portfolio of reconstructive and spine devices.

 About Arthrex, Inc.

 Arthrex, headquartered in Naples, Florida, is a worldwide leader in sports medicine product development and educational services for orthopedic surgeons. Over 5,000 products for arthroscopic and minimally invasive orthopedic surgical procedures have been developed by Arthrex and are currently marketed worldwide. For more information, visit www.arthrex.com.

 Forward-Looking Statements

 This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), regarding the benefits of the asset sale transaction, whether the satisfaction of the closing conditions will be met and the asset sale consummated, that Cardo continues to seek strategic alternatives for its spine division and Cardo’s plans post-transaction. Many factors could cause actual results to differ materially from the results anticipated in forward-looking statements. These factors include those described in our filings with the Securities and Exchange Commission, as well as the ability of the companies to satisfy the conditions to the closing of the asset sale and to consummate the asset sale transaction. In addition, forward-looking statements also may be adversely affected by general market factors, federal and state regulations and legislation, patent positions and litigation, among other factors. Cardo’s forward looking statements speak only as the date of this press release or when made and Cardo does not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

 CONTACT: Cardo Medical, Inc.

973-777-8832

www.cardomedical.com

CONTACT: Arthrex, Inc.

800-933-7001

www.arthrex.com